Exhibit 4(e)


                               TEXAS UTILITIES COMPANY

                                OFFICER'S CERTIFICATE


               Robert S. Shapard, the Treasurer of Texas Utilities Company (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated February 19 and 20, 1998 and April 13, 1998, and Sections 201, 301 and 1501 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities Series G) dated as of October 1, 1998 (the "Indenture") that:

               1. The Securities of the first series to be issued under the Indenture shall be designated "Floating Rate Senior Notes due April 20, 2000" (the "Series G Notes"). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture;

               2. The Series G Notes shall be limited in aggregate principal amount to $125,000,000 at any time
                    Outstanding, except as contemplated in Section 301(b) of the Indenture;

               3. The Series G Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on April 20, 2000;

               4. The Series G Notes shall bear interest as provided in the form set forth in Exhibit A hereto;

               5. The principal and each installment of interest on the Series G Notes shall be payable at, and registration and registration of transfers and exchanges in respect of the Series G Notes may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto. Notices and demands to or upon the Company in respect of the Series G Notes may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Series G Notes;

               6. The Calculation Agent for the Series G Notes shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Indenture or who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any affiliate of the Company, (c) is not connected with the Company as an officer, employee, promoter, underwriter, partner, director or person performing similar functions, (d) is selected by an Authorized Officer and
                    (e) is approved by the Trustee in the exercise of reasonable care;

               7. The Series G Notes will not be redeemable prior to maturity;

               8. The Series G Notes will be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), New York, New
                    York). The Series G Notes in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. So long as the Series G Notes are held solely in global form, the Regular Record Date shall be the Business Day immediately preceding the relevant Interest Payment Date; if the Series G Notes are registered in the names of additional Holders, the Company shall have the right to select a Regular Record Date for such Series G Notes, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant Interest Payment Date. So long as the Series G Notes are outstanding in global form registered in the name of DTC or its nominee, all payments of principal and interest will be made by the Company in immediately available funds;

               9. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Series G Notes;

               10. No service charge shall be made for the registration of transfer or exchange of the Series G Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

               11. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Series G Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said
                    Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                         (A)  an instrument wherein the Company,
                    notwithstanding the satisfaction and discharge of its indebtedness in respect of the Series G Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series G Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                         (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Series G Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

               12. The obligations of the Company under the Series G Notes and under the Indenture to the extent related to such series will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of the Company at any time, as provided in the form of the Series G Notes set forth in Exhibit A hereto.

                    In the event that such Subsidiary assumes the obligations under the Series G Notes, the Company will unconditionally guarantee payment of the Series G Notes and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Series G Notes and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Series G Notes. Other than the obligation to make such payments, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law.

               13. The Series G Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

               14. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Series G Notes, and the definitions in the Indenture relating thereto, in respect of which this certificate is made;

               15. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

               16. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

               17. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Series G Notes requested in the accompanying Company Order 1-D-1 have been complied with.

               IN WITNESS WHEREOF, I have executed this Officer's
          Certificate this 21st day of October, 1998.




                                          /s/ Robert Shapard
                                         ----------------------------
                                                Robert Shapard
                                                  Treasurer

                                                                  EXHIBIT A

                                 [depository legend]

               Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


          NO.
             ------------------
          CUSIP NO. 882848AP9


                           [FORM OF FACE OF SERIES G NOTE]

                               TEXAS UTILITIES COMPANY

                    FLOATING RATE SENIOR NOTES DUE APRIL 20, 2000

               Texas Utilities Company, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to

                                    [Cede & Co.]

          or registered assigns, the principal sum of
                                                                   Dollars
          ---------------------------------------------------------
          on April 20, 2000 (Maturity Date), and to pay interest on said principal sum, quarterly on January 21, April 21, July 21 and October 21 of each year and on the Maturity Date (each an Interest Payment Date), commencing January 21, 1999, at the per annum interest rate determined by the Calculation Agent on each Interest Determination Date, as such terms are defined herein, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by
          360. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [____] Business Day immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register, or by wire transfer to an account designated by the person entitled thereto.

                    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        TEXAS UTILITIES COMPANY


                                        By:
                                           ------------------------------




                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           --------------------------------
                                                  Authorized Signatory

                          [FORM OF REVERSE OF SERIES G NOTE]


                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (for Unsecured Debt Securities Series G), dated as of October 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on October 21, 1998, creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

                    The Securities of this series will bear interest at a per annum rate (Interest Rate) determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent (Calculation Agent). The Interest Rate for each Interest Period will be equal to LIBOR (as defined below) on the second London Business Day (as defined below) immediately preceding the first day of such Interest Period (Interest Determination Date), plus 0.70%; provided, however, that in certain circumstances described below, the Interest Rate will be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period. The determination of the Calculation Agent, absent manifest error, shall be binding and conclusive upon the holders of this Security, the Company and the Trustee.

                    Interest on the Securities of this series will accrue from and including October 21, 1998 (Issue Date) to but excluding January 21, 1999 (the first Interest Payment Date) and thereafter from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date or Maturity Date, as the case may be.

                    "London Business Day" shall mean a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

                    "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date (Three Month Deposits) in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 (as defined below), or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 A.M., London time, on the Interest Determination Date (Reported Rate).

                    "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

                    If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the Interest Rate for the Offered Bonds as follows:

                    (i) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (Rate Quotation) at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time (Representative Amounts). If at least two Rate Quotations are provided, the Interest Rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.70%.

                    (ii) In the event no Reported Rate appears on Telerate Page 3750 and there are fewer than two Rate Quotations, the Interest Rate will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent, for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.70%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the Interest Rate for the applicable period will be the same as the Interest Rate in effect for the immediately preceding Interest Period.

                    Upon the request of the Holder of this Security, the Calculation Agent will provide to such Holder the Interest Rate in effect on the date of such request and, if determined, the Interest Rate for the next Interest Period.

                    "Interest Period" shall mean the period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall begin on the Issue Date and extend through the day preceding the first Interest Payment Date.

                    If an Interest Payment Date or the Maturity Date for the Securities of this series falls on a day that is not a Business Day in The City of New York, the related payment of interest or principal and interest may be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such dates.

                    All percentages resulting from any calculation of any interest rate for the Securities of this series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

                    The Securities of this series will not be redeemable prior to maturity.

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and
          --------  -------
          permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and
                                    ----- ----
          amendments to the Indenture making the obligations under the
          Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to such series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

                    At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make such payments, the Company shall be released and discharged from all other obligations under the Indenture.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

                                  -----------------
                                      ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Floating Rate Senior Note due April 20, 2000 to:

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
          (Insert assignee's social security or tax identification number)

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
                      (Insert address and zip code of assignee)

          and irrevocably appoints

          -----------------------------------------------------------------
          -----------------------------------------------------------------
          -----------------------------------------------------------------
          agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

          Date:
               -------------------------------------


                                        Signature:
                                                  -------------------------

                                        Signature Guarantee:
                                                            ---------------



      (Sign exactly as your name appears on the other side of this Security)


                                 SIGNATURE GUARANTEE
               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.